EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated August 24, 2004 in this Registration Statement on Form SB-2 of Systems Evolution, Inc.


We also consent to the references to us under the heading "Experts" in such Document.


January 4, 2005


/s/ Lopez, Blevins, Bork & Associates, LLP
Lopez, Blevins, Bork & Associates, LLP
Houston, Texas